Exhibit 99.1
Contact: Marc Cannon
(954) 769-3146
cannonm@autonation.com
AutoNation Reports First-Quarter Earnings
•   Board authorized additional share repurchases of $500 million
FORT LAUDERDALE, Fla (April 26, 2007) —AutoNation, Inc. (NYSE: AN) America’s largest automotive retailer, today reported earnings from continuing operations of $0.39 per share compared to year-ago earnings from continuing operations of $0.37 per share, an increase of 5%. The first-quarter EPS was positively affected by the accretive impact of share repurchases, including the $1.15 billion April 2006 share buyback, and certain tax adjustments, substantially offset by a decline in new vehicle sales especially in California and Florida.
In the first quarter, industry new vehicle retail sales for California and Florida were off approximately 13%, based on CNW Research data, in line with AutoNation’s decline for new vehicles sales for California and Florida. Together, California and Florida represent approximately 50% of the Company’s new vehicle business.
Commenting on the first-quarter and year ahead, Mike Jackson, chairman and chief executive officer said, “It is a very challenging economic environment for new vehicle sales, driven in large part by continued softening in the housing market and higher interest rates, especially in California and Florida.” Mr. Jackson also noted, “As long as the housing market continues to be soft in California and Florida, it will continue to be a challenging market for new vehicle sales. AutoNation continues to have confidence in California and Florida and views them as healthy markets over the long term.”
First quarter 2007 net income from continuing operations was $83 million compared to year-ago net income from continuing operations of $98 million. Results were negatively impacted by an after-tax $9 million increase ($15 million pre-tax) in other interest expense in 2007, primarily due to additional debt incurred in connection with our April 2006 share buyback which was accretive to EPS, as well as lower new vehicle sales especially in California and Florida. Additionally, the first quarter benefited from certain tax adjustments.
Separately, the Company’s Board of Directors has authorized an additional $500 million for the repurchase of its common stock. The Company has $42.1 million remaining under the $250 million share repurchase program authorized in June 2006.
The first quarter conference call may be accessed at 11:00 am Eastern Time by phone at 888-531-2987 or via the Internet (audio webcast) at http://www.AutoNation.com by clicking on the “About Us” link then clicking on “Investors” and then “Webcasts.” A playback of the conference call will be available after 2:30 p.m. Eastern Time April 26, 2007 through May 3, 2007 by calling 800-475-6701 (access code # 867361).
About AutoNation, Inc.
AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer. A component of the Standard and Poor’s 500 Index, AutoNation has approximately 25,000 full-time employees and owns and operates 327 new vehicle franchises in 16 states. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com, where more than 90,000 vehicles are available for sale.
FORWARD LOOKING STATEMENTS
Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in the Company’s SEC filings. The Company undertakes no duty to update its forward-looking statements, including its long-term growth targets.
NON-GAAP FINANCIAL MEASURES
The attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as net income and diluted earnings per share from continuing operations for the three-month period ended March 31, 2007 adjusted in each case to exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company’s disclosure, provides a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improves the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended March 31,
	2007	2006
Revenue:
New vehicle	$2,473.9	$2,638.4
Used vehicle	1,095.1	1,119.0
Parts and service	660.0	645.3
Finance and insurance, net	149.1	149.6
Other	17.2	18.8

Total revenue	4,395.3	4,571.1

Cost of sales:
New vehicle	2,294.0	2,441.4
Used vehicle	989.8	1,006.3
Parts and service	371.8	361.3
Other	6.6	7.8

Total cost of sales	3,662.2	3,816.8

Gross profit	733.1	754.3

Selling, general and administrative expenses	524.4	532.7
Depreciation and amortization	21.3	19.4

Operating income	187.4	202.2

Floorplan interest expense	(32.8)	(31.2)
Other interest expense	(26.5)	(12.0)
Interest income	0.9	3.5
Other gains, net	0.2	—

Income from continuing operations before income taxes	129.2	162.5

Provision for income taxes	46.3	64.5

Net income from continuing operations	82.9	98.0

Loss from discontinued operations, net of income taxes	(5.3)	(10.8)

Net income	$77.6	$87.2

Diluted earnings (loss) per share:
Continuing operations	$0.39	$0.37
Discontinued operations	$(0.03)	$(0.04)

Net income	$0.37	$0.33

Weighted average common and common equivalent shares outstanding	210.7	267.4

Common shares outstanding, net of treasury stock	209.7	264.5

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2007	2006	$ Variance	% Variance
Revenue:
New vehicle	$2,473.9	$2,638.4	$(164.5)	(6.2)
Retail used vehicle	885.7	904.6	(18.9)	(2.1)
Wholesale	209.4	214.4	(5.0)	(2.3)

Used vehicle	1,095.1	1,119.0	(23.9)	(2.1)

Parts and service	660.0	645.3	14.7	2.3
Finance and insurance, net	149.1	149.6	(0.5)	(0.3)
Other	17.2	18.8	(1.6)

Total revenue	$4,395.3	$4,571.1	$(175.8)	(3.8)

Gross profit:
New vehicle	$179.9	$197.0	$(17.1)	(8.7)
Retail used vehicle	102.5	110.2	(7.7)	(7.0)
Wholesale	2.8	2.5	0.3

Used vehicle	105.3	112.7	(7.4)	(6.6)

Parts and service	288.2	284.0	4.2	1.5
Finance and insurance	149.1	149.6	(0.5)	(0.3)
Other	10.6	11.0	(0.4)

Total gross profit	733.1	754.3	(21.2)	(2.8)

Selling, general and administrative expenses	524.4	532.7	8.3	1.6

Depreciation and amortization	21.3	19.4	(1.9)

Operating income	187.4	202.2	(14.8)	(7.3)
Floorplan interest expense	(32.8)	(31.2)	(1.6)
Other interest expense	(26.5)	(12.0)	(14.5)
Interest income	0.9	3.5	(2.6)
Other gains, net	0.2	—	0.2

Income from continuing operations before income taxes	$129.2	$162.5	$(33.3)	(20.5)

Retail vehicle unit sales:
New	79,894	87,464	(7,570)	(8.7)
Used	54,500	56,676	(2,176)	(3.8)

	134,394	144,140	(9,746)	(6.8)

Revenue per vehicle retailed:
New	$30,965	$30,166	$799	2.6
Used	$16,251	$15,961	$290	1.8

Gross profit per vehicle retailed:
New	$2,252	$2,252	$—	—
Used	$1,881	$1,944	$(63)	(3.2)
Finance and insurance	$1,109	$1,038	$71	6.8

Operating Percentages	Three Months Ended March 31,
	% 2007	% 2006
Revenue mix percentages:
New vehicle	56.3	57.7
Used vehicle	24.9	24.5
Parts and service	15.0	14.1
Finance and insurance, net	3.4	3.3
Other	0.4	0.4

	100.0	100.0

Gross profit mix percentages:
New vehicle	24.5	26.1
Used vehicle	14.4	14.9
Parts and service	39.3	37.7
Finance and insurance	20.3	19.8
Other	1.5	1.5

	100.0	100.0

Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.3	7.5
Used vehicle — retail	11.6	12.2
Parts and service	43.7	44.0
Total	16.7	16.5
Selling, general and administrative expenses	11.9	11.7
Operating income	4.3	4.4

Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	71.5	70.6
Operating income	25.6	26.8

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Cash Flow Information	Three Months Ended March 31,
	2007	2006
Capital expenditures	$42.4	$19.8

Acquisitions	$—	$67.4

Proceeds from exercises of stock options	$76.1	$32.3

Stock repurchases:

Aggregate purchase price	$50.3	$—

Shares repurchased (in millions)	2.3	—

Floorplan Assistance and Expense	Three Months Ended March 31,
	2007	2006	Variance
Floorplan assistance earned (included in cost of sales)	$24.9	$26.2	$(1.3)
Floorplan interest expense	(32.8)	(31.2)	(1.6)

Net floorplan cost	$(7.9)	$(5.0)	$(2.9)

Balance Sheet and Other Highlights
	March 31, 2007	December 31, 2006	March 31, 2006
Cash and cash equivalents	$42.8	$52.3	$258.1
Inventory	$2,258.2	$2,335.0	$2,585.0
Total floorplan notes payable	$2,048.7	$2,241.5	$2,296.9
Non-vehicle debt	$1,374.5	$1,571.5	$523.6
Equity	$3,830.7	$3,712.7	$4,798.3

New days supply (industry standard of selling days, including fleet)	52 days	51 days	54 days
Used days supply (trailing 30 days)	38 days	42 days	41 days

Brand Mix - New Vehicle Revenue %
	Three Months Ended March 31,
	% 2007	% 2006
Detroit 3:
Ford, Lincoln-Mercury	14.7	17.3
Chevrolet, Pontiac, Buick, Cadillac, GMC	14.0	13.9
Chrysler, Jeep, Dodge	7.0	8.3

Detroit 3 total	35.7	39.5

Import Premium Luxury:
Mercedes	12.0	10.5
BMW	5.9	5.1
Lexus	4.0	3.4
Other premium luxury (Land Rover, Porsche)	2.9	2.8

Premium Luxury total	24.8	21.8

Volume Imports:
Honda	8.9	8.3
Toyota	14.5	13.3
Nissan	9.7	10.6
Other imports	6.4	6.5

Import total	39.5	38.7

	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*
	Three Months Ended March 31,
	Net Income		Diluted Earnings Per Share
	2007	2006	2007	2006
As reported	$77.6	$87.2	$0.37	$0.33

Discontinued operations, net of income taxes	5.3	10.8	$0.03	$0.04

From continuing operations, as reported	82.9	98.0	$0.39	$0.37
Income tax adjustments	(5.1)	—	$(0.02)	$—

Adjusted	$77.8	$98.0	$0.37	$0.37

* Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
Business Assumptions Impacting Long-term Average EPS Growth Target of 10% to 12% Per Year:

U.S. light vehicle annual unit sales	intensely competitive, low 16 million units

SGA % reduction (over 2007, 2008 and 2009)	approximately 100 bp, excluding stock option expense
(SGA % of gross profit less floorplan interest expense)

Continued opportunistic redeployment of cash flow	share repurchase, capital expenditures and acquisitions

Targeted return on incremental invested capital	approximately 15% after-tax

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2007	2006	$ Variance	% Variance
Revenue:
New vehicle	$2,436.3	$2,638.4	$(202.1)	(7.7)
Retail used vehicle	875.5	904.6	(29.1)	(3.2)
Wholesale	202.5	213.8	(11.3)	(5.3)

Used vehicle	1,078.0	1,118.4	(40.4)	(3.6)
Parts and service	649.5	645.3	4.2	0.7
Finance and insurance, net	149.1	149.6	(0.5)	(0.3)
Other	7.0	7.2	(0.2)

Total revenue	$4,319.9	$4,558.9	$(239.0)	(5.2)

Gross profit:
New vehicle	$176.5	$197.0	$(20.5)	(10.4)
Retail used vehicle	101.7	110.2	(8.5)	(7.7)
Wholesale	2.1	2.0	0.1

Used vehicle	103.8	112.2	(8.4)	(7.5)
Parts and service	282.7	283.3	(0.6)	(0.2)
Finance and insurance	149.1	149.6	(0.5)	(0.3)
Other	6.7	6.5	0.2

Total gross profit	$718.8	$748.6	$(29.8)	(4.0)

Retail vehicle unit sales:
New	79,156	87,464	(8,308)	(9.5)
Used	54,189	56,676	(2,487)	(4.4)

	133,345	144,140	(10,795)	(7.5)

Revenue per vehicle retailed:
New	$30,778	$30,166	$612	2.0
Used	$16,156	$15,961	$195	1.2

Gross profit per vehicle retailed:
New	$2,230	$2,252	$(22)	(1.0)
Used	$1,877	$1,944	$(67)	(3.4)
Finance and insurance	$1,118	$1,038	$80	7.7

Operating Percentages	Three Months Ended March 31,
	% 2007	% 2006
Revenue mix percentages:
New vehicle	56.4	57.9
Used vehicle	25.0	24.5
Parts and service	15.0	14.2
Finance and insurance, net	3.5	3.3
Other	0.1	0.1

	100.0	100.0

Gross profit mix percentages:
New vehicle	24.6	26.3
Used vehicle	14.4	15.0
Parts and service	39.3	37.8
Finance and insurance	20.7	20.0
Other	1.0	0.9

	100.0	100.0

Operating items as a percentage of revenue:
Gross Profit:
New vehicle	7.2	7.5
Used vehicle — retail	11.6	12.2
Parts and service	43.5	43.9
Total	16.6	16.4